EXHIBIT 24(b)(11)




                       INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Global Growth & Income Fund:

We consent to the use of our report dated October 21, 1996 and the reference to our firm under the heading "Financial Highlights," included in the Registration Statement.



                              /s/ KPMG Peat Marwick LLP
                              -------------------------
                              KPMG Peat Marwick LLP



Denver, Colorado
January 20, 1997